Exhibit 10.28

GUARANTY OF OBLIGATIONS

THIS GUARANTY OF OBLIGATIONS (this “Guaranty”) is executed as of September 18, 2008 by JEFFREY L. RUSH, an individual, MARK D. TOOTHACRE, an individual, ELIZABETH A. POWELL, an individual, KIMBERLY B. COCHRANE, an individual, and ROBERT A. ROSENTHAL, an individual (collectively, “Guarantor”), in favor of NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“Lender”).

RECITALS

A. Lender has agreed to make a loan in the principal amount of $47,500,000 (the “Loan”) to PDP Pomerado LLC, a California limited liability company ( “Borrower”), pursuant to the terms and conditions of that certain Secured Promissory Note of even date herewith to be executed by Borrower in favor of Lender (the “Note”). The obligations due from Borrower to Lender under the Note are secured by that certain Leasehold Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing (the “Deed of Trust”), which creates a lien, inter alia, on Borrower’s leasehold interest in certain real property located in the City of Poway, County of San Diego, State of California, as more particularly described in the Deed of Trust. All initially-capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Deed of Trust. The Note and Deed of Trust (together with any and all amendments, modifications, restatements or extensions thereof), and all other documents, agreements or instruments executed by Borrower in favor of Lender in connection with the Loan, shall be hereinafter collectively referred to as the “Loan Documents.”

B. Guarantor acknowledges and agrees that Lender would not have been willing to make the Loan to Borrower unless Guarantor was willing to execute and deliver this Guaranty.

AGREEMENTS

NOW, THEREFORE, in consideration of Lender making the Loan to Borrower, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.	Guaranty.

Guarantor hereby absolutely and unconditionally guarantees to Lender the following (collectively, the “Guaranteed Obligations”):

(a) the full, complete and timely payment when due, by acceleration or otherwise, of all obligations of Borrower now or hereafter existing under the Note and other Loan Documents, whether for principal, interest, fees, expenses or otherwise;

(b) the full, complete and timely performance by Borrower of all covenants, indemnities and other obligations under the Deed of Trust and the other Loan Documents, including, without limitation, any indemnity or other obligations of Borrower which survives the expiration or earlier termination of the Loan Documents; and

(c) all costs of collection or enforcement incurred by Lender in exercising any remedies provided for in the Note or the other Loan Documents at law or in equity with respect to the matters set forth in clauses (a) and (b), inclusive, above.

2.	Guaranty Cap.

Except as otherwise expressly set forth herein, the aggregate liability of Guarantor under this Guaranty shall not exceed the sum of $7,136,250, plus interest on the full principal amount outstanding and payable under the Note and costs and expenses incurred in enforcing or collecting under this Guaranty. The foregoing monetary cap shall not apply to any liability of Guarantor arising under this Guaranty by reason of any of the following:

(a) The misapplication of Insurance Proceeds under the terms of the Deed of Trust;

(b) The misapplication of Condemnation Proceeds under the terms of the Deed of Trust;

(c) The misapplication of Rents under the terms of the Deed of Trust;

(d) Waste committed on the Trust Estate or damage to the Trust Estate as a result of the intentional misconduct or negligence of Borrower or Guarantor, or any removal or disposal of any of the Trust Estate in violation of the terms of the Deed of Trust;

(e) Any mechanic’s liens, materialmen’s liens or other liens not paid to the appropriate payee which could create liens on any portion of the Trust Estate;

(f) The breach by Borrower or Guarantor of any of its respective obligations and indemnities under the Loan Documents relating to hazardous or toxic substances or compliance with environmental laws and regulations, it being understood that nothing herein shall be deemed to limit, impair or reduce said obligations and indemnities;

(g) Fraud or material misrepresentation by Borrower or Guarantor or, if Guarantor knew or would have known thereof by exercising reasonable supervision of such persons, by any principals, officers or employees of Borrower or by any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of Borrower;

(h) The failure of Borrower to maintain the types and levels of insurance required under the terms of the Deed of Trust; and

(i) The assertion by Borrower or Guarantor of any cause of action against Lender relating to the Loan, that Lender has any liability whatsoever to Borrower or Guarantor, or that Lender is a partner or joint venturer of Borrower or has any liability as such.

3.	Performance by Guarantor.

Upon the occurrence of an Event of Default (as defined in the Note) and the expiration of any applicable notice and/or cure period thereunder, then upon demand by Lender, Guarantor shall pay within ten (10) days such sums and perform such obligations as required by the Loan Documents, without regard to:

(a) any defense, set-off, or counterclaim which Guarantor or Borrower may have or assert;

(b) whether or not Lender shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Borrower or any other person to collect all or any part of such sums, either pursuant to the provisions of the Loan Documents or at law or in equity (it being understood that this is a guaranty of payment and not collection, and Guarantor’s liability for such payment shall be primary); or

(c) any other condition or contingency.

Guarantor waives any right of exoneration and any right to require Lender to make an election of remedies. Guarantor covenants and agrees that it shall not cause any default under the Loan Documents. Guarantor’s performance or satisfaction of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for that portion of the Guaranteed Obligations which is not performed and Lender shall have the right to designate the manner in which any payments made by Borrower under the Loan Documents or by Guarantor pursuant to this Guaranty are applied to the Guaranteed Obligations. Without limiting the generality of the foregoing, in the event that Lender receives payment for, or is awarded a judgment in any suit brought to enforce Guarantor’s covenant to perform a portion of the Guaranteed Obligations, such payment or judgment shall in no way be deemed to release Guarantor from its covenant to perform or satisfy any portion of the Guaranteed Obligations which is not satisfied by such payment or the collection of any such judgment. Lender shall be under no obligation whatsoever to exhaust any of its collateral for the Guaranteed Obligations or to pursue any right or remedy it may have under the Loan Documents, at law, in equity or otherwise, or to take any action whatsoever to mitigate or reduce Guarantor’s liability hereunder, notwithstanding the fact that the Loan may be fully matured, the outstanding principal balance thereof may be fully due and payable and Borrower is in default of its obligations under the Loan Documents.

4.	Guarantor’s Representations and Warranties.

Each Guarantor hereby represents and warrants unto Lender that:

(a) this Guaranty constitutes a legal, valid, and binding obligation of Guarantor and is fully enforceable against Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and of legal or equitable principles generally and covenants of good faith and fair dealing; and

(b) this Guaranty is duly authorized, executed and delivered by and binding upon Guarantor.

Any material breach by any Guarantor of the representations and warranties set forth herein shall be a default under this Guaranty.

5.	Waiver.

Guarantor hereby knowingly, voluntarily and unequivocally waives:

(a) all notice of acceptance hereof, protest, demand and dishonor, presentment and demands of any kind now or hereafter provided for by any statute or rule of law;

(b) any and all requirements that Lender institute any action or proceeding, or exhaust any or all of Lender’s rights, remedies or recourse, against Borrower or anyone else as a condition precedent to bringing an action against Guarantor under this Guaranty, it being expressly agreed that the liability of Guarantor hereunder shall be primary and not secondary;

(c) any defense arising by reason of any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution or any other defense of Borrower, its successors and assigns, Guarantor or, if applicable, any other guarantor of the Guaranteed Obligations (even though rendering the same void, unenforceable or otherwise uncollectible), it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other such person be found not liable thereon for any reason;

(d) the benefits of any and all statutes, laws, rules or regulations applicable in the State of California which may require the prior or concurrent joinder of any other party to any action on this Guaranty or which may require the exhaustion of remedies prior to a suit on this Guaranty, all as amended from time to time;

(e) any failure, omission, delay or lack on the part of Lender or Borrower to enforce, assert or exercise any right, power or remedy conferred on Lender or Borrower in the Loan Documents or this Guaranty or any action on the part of Lender granting a waiver, indulgence or extension to Borrower or Guarantor;

(f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of Borrower, marshaling of assets or liabilities, receiverships, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Borrower or any of its assets, or the disaffirmance of any of the Loan Documents in any such proceeding; and

(g) any release or other reduction of the Guaranteed Obligations arising as a result of the expansion, release, substitution or replacement (whether or not in accordance with terms of any of the Loan Documents) of the Loan Documents.

6.	Additional Waivers.

Without limitation of any other provision of this Guaranty (including the waivers, acknowledgments and agreements set forth in Sections 5 and 7 hereof), Guarantor further waives: (i) any defense to the recovery by Lender against Guarantor of any deficiency or otherwise to the enforcement of this Guaranty or any security for this Guaranty based upon Lender’s election of any remedy against Guarantor or Borrower, including the defense to enforcement of this Guaranty (the so-called “Gradsky” defense) which, absent this waiver, Guarantor would have by virtue of an election by Lender to conduct a non-judicial foreclosure sale (also known as a “trustee’s sale”) of any real property security for the Loan, it being understood by Guarantor that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure (“CCP”) Section 580d, all rights of any party to a deficiency judgment against Borrower and, as a consequence, will destroy all rights that Guarantor would otherwise have (including the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against Borrower; (ii) any defense or benefits that may be derived from CCP Sections 580a, 580b, 580d or 726, or comparable provisions of the laws of any other jurisdiction and all other anti-deficiency and one form of action defenses under the laws of California and any other jurisdiction; and (iii) any right to a fair value hearing under CCP Section 580a, or any other similar law, to determine the size of any deficiency owing (for which Guarantor would be liable hereunder) following a non-judicial foreclosure sale.

(a) Without limitation of this Section 6 or any other provision of this Guaranty, Guarantor waives all rights and defenses that Guarantor may have because the Loan is secured by real property. This means, among other things:

(i) That Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and

(ii) If Lender forecloses on any real property collateral pledged by Borrower: (A) the amount of the Loan may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because the Loan is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon CCP Sections 580a, 580b, 580d, or 726.

(b) Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Loan, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by operation of CCP Section 580d or otherwise.

(c) Until the Guaranteed Obligations have been paid or discharged in full, Guarantor waives Guarantor’s rights of subrogation and reimbursement, including (i) any defenses Guarantor may have by reason of an election of remedies by Lender, and (ii) any rights or defenses Guarantor may have by reason of protection afforded to Borrower with respect to the Loan, pursuant to the anti-deficiency or other laws of California limiting or discharging Borrower’s obligations, including CCP Sections 580a, 580b, 580d or 726.

(d) Until the Guaranteed Obligations have been paid or discharged in full, Guarantor waives notice of acceptance of this Guaranty, any rights, defenses and benefits that may be derived from Sections 2787 to 2855, inclusive, of the California Civil Code or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses Guarantor would otherwise have under the laws of California or any other jurisdiction.

(e) No provision or waiver in this Guaranty shall be construed as limiting the generality of any other provision or waiver contained in this Guaranty. All of the waivers contained herein are irrevocable and unconditional and are intentionally and freely made by Guarantor.

7.	Subsequent Acts.

Without notice to, consideration to, or the consent of, any Guarantor:

(a) the Loan Documents, and Borrower’s rights and obligations thereunder, may be modified, amended, renewed, extended or increased;

(b) any additional parties who are or may become liable for the Guaranteed Obligations may hereafter be released from their liability hereunder and thereon; and/or

(c) Lender may take, or delay in taking or refuse to take, any and all action with reference to the Loan Documents (regardless of whether the same might vary the risk or alter the rights, remedies or recourse of Guarantor), including specifically the settlement or compromise of any amount allegedly due thereunder.

No such acts shall in any way release, diminish, or affect the absolute nature of Guarantor’s obligations and liabilities hereunder. Guarantor’s obligations and liabilities under this Guaranty are primary, absolute and unconditional, under any and all circumstances and until the Guaranteed Obligations are fully and finally satisfied, such obligations and liabilities shall not be discharged or released, in whole or in part, by any act or occurrence which might, but for this Section 7, be deemed a legal or equitable discharge or release of Guarantor.

8.	Successors and Assigns.

This Guaranty may be enforced as to any one or more breaches either separately or cumulatively, shall inure to the benefit of Lender (and its successors and assigns) and shall be binding upon Guarantor (and its successors and assigns). All references herein to “Lender” shall mean the above-named Lender and any subsequent owner of Lender’s interest in the Note. No transfer by Guarantor of its obligations hereunder shall operate to release Guarantor from such obligations.

9.	Remedies Cumulative.

All rights, remedies and recourse afforded to Lender by reason of this Guaranty, or otherwise, are separate and cumulative and may be pursued separately, successively or concurrently, as occasion therefor shall arise and are non-exclusive and shall in no way limit or prejudice any other legal or equitable right, remedy or recourse which Lender may have.

10.	Subordination; No Subrogation.

(a) If for any reason whatsoever Borrower now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor, such unpaid indebtedness and all interest thereon shall at all times be subordinate in all respects to the Guaranteed Obligations. During any time in which an Event of Default has occurred and is continuing under the Loan Documents, Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly subordinate to Lender’s rights and remedies under the Loan Documents.

(b) Notwithstanding anything to the contrary contained in this Guaranty or any payments made by Guarantor, no Guarantor shall have any right of subrogation in or under the Loan Documents or to participate in the rights and benefits accruing to Lender thereunder, all such rights of subrogation and participation, together with all of the contractual, statutory, or common law rights which Guarantor may have to be reimbursed for any payments Guarantor may make to, or performance by Guarantor of any of the Guaranteed Obligations for the benefit of, Lender pursuant to this Guaranty, being hereby expressly waived and released; provided, however, that Guarantor’s waiver of any of its rights of reimbursement, indemnification and contribution against Borrower, including without limitation under California Civil Code Sections 2846 through 2849, shall continue only until the Guaranteed Obligations have been paid or discharged in full.

11.	Governing Law.

This Guaranty and all rights and duties of Guarantor and Lender arising from this Guaranty shall be governed by, construed and enforced in accordance with the internal laws of the State of California.

12.	Severability.

If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

13.	Attorneys’ Fees.

In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Guaranty, or to recover damages for the breach thereof, the party prevailing in any such action or proceedings shall be entitled to recover from the non-

prevailing party all reasonable attorneys’ fees and reasonable costs and expenses incurred by the prevailing party.

14.	Confirmation.

At any time, and at the request of Lender, Guarantor shall execute and deliver to Lender a certificate ratifying and confirming all of Guarantor’s obligations and liabilities under this Guaranty.

15.	Benefit to Guarantor.

Guarantor acknowledges that it will benefit from the making of the Loan and the execution and continued existence of the Loan Documents, and Guarantor further acknowledges that Lender will be relying upon Guarantor’s guarantee, representations, warranties and covenants contained herein.

16.	Notices.

All notices, demand or documents which are required or permitted to be given or served hereunder shall be in writing and shall be deemed served: (i) three (3) days after deposited in the United States Mail, postage prepaid, certified mail, return receipt requested; (ii) upon receipt by commercial express courier; and (iii) upon receipt by confirmed receipted facsimile if properly sent and confirmed to the receiving parties’ facsimile number listed below, when addressed or faxed as follows:

If to Guarantor:	If to Lender:

c/o Pacific Medical Buildings LLC	Nationwide Health Properties, Inc.
12348 High Bluff Drive, Suite 100	610 Newport Center Drive, Suite 1150
San Diego, California 92130	Newport Beach, California 92660
Attn: Evan Stone, Esq.	Attn: President and CFO
Fax No.: (858) 794-1910	Fax No.: (949) 759-6876

	With a copy to:	With a copy to:

	Palomar Pomerado Health	Sherry Meyerhoff Hanson & Crance LLP
	15255 Innovation Drive	610 Newport Center Drive, Suite 1200
	San Diego, California 92128	Newport Beach, California 92660
Attn:	CFO	Attn: Kevin L. Sherry, Esq.
	Fax No.:	Fax No.: (949) 719-1212

Palomar Pomerado Health
15255 Innovation Drive
San Diego, California 92128
Attn:	Director of Facilities Planning and
Development
Fax No.:

Evan Stone, Esq.
PMB LLC
12348 High Bluff Drive, Suite 100
San Diego, California 92130
Fax No.: (858) 350-1953

Each of such parties shall have the right to designate from time to time another address or facsimile number for purposes of this Guaranty by written notice to the other parties sent in the manner set forth in this Section 16.

17.	Incorporation of Recitals.

The Recitals set forth above are hereby incorporated by this reference and made a part of this Guaranty. Guarantor hereby represents and warrants that the Recitals are true and correct.

18.	Joint and Several Liability.

Each Guarantor shall be jointly and severally liable to Lender for the faithful performance of this Guaranty.

19.	Counterparts.

This Guaranty may be executed in any number of counterparts, each of which shall be considered an original but all of which, when taken together, shall constitute one and the same instrument.

EXECUTED as of the date first set forth above.

“GUARANTOR”:

JEFFREY L. RUSH,
an individual,

/s/ Jeffrey L. Rush

MARK D. TOOTHACRE,
an individual,

/s/ Mark D. Toothacre

ELIZABETH A. POWELL,
an individual,

/s/ Elizabeth A. Powell

KIMBERLY B. COCHRANE,
an individual,

/s/ Kimberly B. Cochrane

ROBERT A. ROSENTHAL,
an individual

/s/ Robert A. Rosenthal

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